UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 11, 2011
Teleflex Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

155 South Limerick Road, Limerick,
Pennsylvania	19468

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 610-948-5100
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On August 11, 2011, Teleflex Incorporated (the “Company”) made certain historical financial information available through the Company’s website. The information includes condensed consolidated statements of income and income from continuing operations, net of tax, and diluted earnings per share attributable to common shareholders, which, in each case, reflect the Company’s marine, cargo container and cargo systems businesses as discontinued operations for the historical periods presented. The cargo container and cargo systems businesses have been included in discontinued operations as a result of management’s approval in the first half of 2011 of plans to sell those businesses. The Company’s marine business was sold in the first quarter of 2011.
A copy of such financial information is furnished as Exhibits 99.1 and 99.2 to this Current Report.
The information furnished pursuant to Item 2.02 of this Current Report, including Exhibits 99.1 and 99.2 hereto, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 Condensed Consolidated Statements of Income Adjusted to Reflect Discontinued Operations
99.2 Income from Continuing Operations, Net of Tax and Diluted Earnings Per Share Attributable to Common Shareholders Adjusted to Reflect Discontinued Operations

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TELEFLEX INCORPORATED
By:	/s/ Richard A. Meier
Richard A. Meier
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Charles E. Williams
Charles E. Williams
Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)

Dated: August 11, 2011

Exhibit Index

Exhibit No.	Description
99.1	Condensed Consolidated Statements of Income Adjusted to Reflect Discontinued Operations

99.2	Income from Continuing Operations, Net of Tax, and Diluted Earnings Per Share Attributable to Common Shareholders Adjusted to Reflect Discontinued Operations

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